Exhibit 99.1

FOXO TECHNOLOGIES INC. ANNOUNCES INTENTION TO SPIN OFF EPIGENETICS SUBSIDIARY

WEST PALM BEACH, FLORIDA, July 18, 2025 - (Globe Newswire) — FOXO Technologies Inc. (NYSE American: FOXO) (“FOXO” or the “Company”), today announced that its Board of Directors has approved pursuing the spin-off of its FOXO Labs, Inc. subsidiary that is focused on the development of its epigenetics business

Our Epigenetics subsidiary has been serving as a pioneer in the development and integration of epigenetic biomarkers into state-of-the-art underwriting protocols and consumer engagement tools and owns Patent No. 11,817,214 titled “Machine Learning Model Trained to Determine a Biochemical State and/or Medical Condition Using DNA Epigenetic Data.

Epigenetic technology has been proven to provide health, lifestyle, and longevity insights that have never before been accessible to humans—from just a single saliva sample. Using saliva-based epigenetic biomarkers, we’re eliminating the need for invasive blood and urine collection, allowing us to provide scientists with advanced epigenetic testing services and bioinformatics tools that support ground-breaking research.

“We are creating the ultimate health, fitness, and longevity coach leveraging our cutting-edge patented epigenetic analysis and a new proprietary AI model to deliver a deeply personalized coaching experience. Our AI coach first utilizes existing wellness data from wearable’s to offer hyper personalized foundational lifestyle guidance. Then, through unlocking deeper epigenetic analyses, we take a web of complex biological data and simplify it into an easily actionable plan to completely transform people’s journeys in health and wellness”, said Mark White, Chief Executive Officer of FOXO Labs, Inc. “We believe spinning this business off creates the best opportunity to deliver our business strategy and create value for FOXO and its shareholders.”

“We believe FOXO Labs, Inc., is an exciting opportunity to build a subscription-based revenue model for personal health and longevity,” said Seamus Lagan, Chief Executive Officer of FOXO Technologies, Inc. “We believe a spin off whereby FOXO shareholders benefit from directly owning FOXO Labs, Inc. and by FOXO Technologies, Inc., retaining some ownership in the spun off Company, is a strategy that facilitates a simplified business model for each entity. We look forward to delivering this spin off as soon as practical.”

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital located in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended (“Securities Act”). This announcement is being issued in accordance with Rule 135 under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s businesses; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive markets or industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151